UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2005
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                              SmarTire Systems Inc.
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            (Exact name of registration as specified in its charter)


      Yukon Territory,
           Canada                       0-29248                      N/A
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(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


       #150 - 13151 Vanier Place
   Richmond, British Columbia, Canada                              V6V 2J1
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (604) 276-9884
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On June 30, 2005, Robert Rudman resigned from his position as our President and Chief Executive Officer. Mr. Rudman will continue to serve us as both the non-executive Chairman of our board of directors and as a consultant to our company.

      Also on June 30, 2005, our board of directors appointed Al Kozak, who was formerly our Chief Operating Officer, as our President and Chief Executive Officer. Mr. Kozak joined us as Chief Operating Officer on May 1, 2002. He was subsequently appointed to our board of directors on November 20, 2002. From May 2000 to April 2001, Mr. Kozak was the President and founder of Siwash Ventures where he assembled an advisory board of senior executives from the Vancouver area to analyze and recommend investment and business development strategies to technology companies. From 1992 to 1998 he held the position of President with Digital Courier International, Inc., an industry extranet that networked over 7,000 radio stations, 1500 advertising and 400 production facilities. Following the sale by Digital Courier International of its assets and technology to Digital Generations Systems Inc. in 1998, Mr. Kozak was appointed by Digital Generations Systems as its VP, Marketing and Business Development and served in that capacity for two years.

      Mr. Kozak's current management agreement, dated May 1, 2002, calls for payment of a base salary of CDN$220,000 (approximately $179,000) per annum subject to increase from time to time plus incentive compensation as determined by our incentive compensation plan. Our incentive compensation plan expired on July 31, 2002. The agreement with Mr. Kozak requires us to pay a termination allowance in the event of the termination of Mr. Kozak's employment except for just cause. The termination allowance is equal to the annual salary. In the event that the employment of Mr. Kozak is terminated within 12 months of an acquisition, hostile takeover or merger, and the termination is without cause, we, at our option, will either (i) pay upon termination an amount equal to the salary payable to Mr. Kozak of one year from the date of termination plus one month for each year of employment up to a maximum of two-and-a-half years or
(ii) pay upon termination an amount equal to the salary payable on the termination date.

      A copy of the press release announcing these developments is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

            (c) Exhibits.

Exhibit
Number               Description
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99.1                 Press release issued July 7, 2005
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SMARTIRE SYSTEMS INC.


Date: July 7, 2005                      By: /s/ Jeff Finkelstein
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                                            Jeff Finkelstein
                                            Chief Financial Officer